UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 18, 2008
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) | Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02(c)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     MGM MIRAGE, a Delaware corporation (the “Company”), announced on Tuesday, November 18, 2008, that its Board of Directors has elected James J. Murren as the Company’s Chairman and Chief Executive Officer, effective December 1, 2008.
     The information required by Items 401(b), (d), and (e) of Regulation S-K for Mr. Murren has been previously reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Additionally, the information required by Item 404(a) of Regulation S-K for Mr. Murren has been previously reported in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2008.
     As of the date of Mr. Murren’s appointment, no material plan, contract or arrangement, or material amendment in connection with the appointment, has been entered into, nor has any grant or award under such material plan, contract or arrangement been made in connection therewith. To the extent that a new employment agreement is approved and adopted, or any other material plan, contract or arrangement, or material amendment in connection with such appointment or any grant or award thereunder, is approved, in connection with the aforementioned appointment, the Company will promptly file an amendment to this Current Report on Form 8-K to amend this Item 5.02(c).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: November 19, 2008	By:	/s/ John M. McManus
		Name:	John M. McManus
		Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary